Letter Amendment to the Transfer Agency Agreement
                                     Between
                           U.S. GLOBAL ACCOLADE FUNDS
                                       And
                        UNITED SHAREHOLDER SERVICES, INC.


September 30, 2004


United Shareholder Services, Inc.
7900 Callaghan Road
San Antonio, TX 78229

Gentlemen:

Pursuant to Section 1(b) of the Transfer Agency Agreement dated December 15, 2000, between U.S. Global Accolade Funds (the "Trust") and United Shareholder Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely the Global Emerging Markets Fund, and be further advised that the Trust desires to retain the Transfer Agent to render services under the Transfer Agency Agreement to this fund at the fee stated in the Fee Schedule attached to the Transfer Agency Agreement.

Please state below whether you are willing to render such services at the fee stated in the Fee Schedule attached to the Transfer Agency Agreement.


                                          U.S. GLOBAL ACCOLADE FUNDS


Attest: /s/Susan B. McGee                 By: /s/Frank Holmes
        --------------------                 -----------------------
        Secretary                            President


Date: 1/13/05





We are willing to render services to the Global Emerging Markets Fund at the fee stated in the Fee Schedule attached to the Transfer Agency Agreement.


                                          UNITED SHAREHOLDER SERVICES, INC.


Attest: /s/Laura Bogert                   By: /s/Frank Holmes
        --------------------                 -----------------------
        Secretary                            President


Date: 1/13/05